PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398
DEL MAR HEIGHTS Las Vegas orange county SAN DIEGO SCOTTSDALE SILICON VALLEY washington d.c.

August 24, 2026

One Stop Systems, Inc. 2235 Enterprise Street, Suite 110 Escondido, CA 92029

Re: One Stop Systems, Inc.- Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to One Stop Systems, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of its Registration Statement on Form S-3 (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and as may be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement,” and together with the Base Prospectus, a “Prospectus”), provides for the registration by the Company of an aggregate of up to $100,000,000 of the following securities:

(i)
shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);
(ii)
shares of one or more series of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”);
(iii)
debt securities (the “Debt Securities”), which may be issued pursuant to an indenture to be entered into between the Company and a trustee, as may be amended from time to time, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolutions, supplements and/or officer’s certificates pertaining to such Debt Securities, the “Applicable Indenture”);
(iv)
warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (collectively, the “Warrants”);
(v)
subscription rights to purchase our Common Stock, Preferred Stock or Debt Securities (the “Rights”); and/or
(vi)
units of the Company consisting of one or more of the securities described above in any combination (the “Units”).

DOCPROPERTY DocID \* MERGEFORMAT 125362-00000003/11084015.2

We collectively refer to the Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units in the Registration Statement as the “Securities” or individually as a “Security.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.
the Registration Statement;
2.
the Base Prospectus contained in the Registration Statement;
3.
the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware and as presently in effect (the “Company’s Certificate of Incorporation”);
4.
the Amended and Restated Bylaws of the Company, as amended and as presently in effect (the “Company’s Bylaws” and, together with the Company’s Certificate of Incorporation, the “Organizational Documents”); and
5.
Resolutions adopted by the Board of Directors of the Company, authorizing and approving the Registration Statement, the registration of the Securities for issuance and sale by the Company, and matters related thereto.

We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and upon the statements contained in the Registration Statement, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded; (ii) a Prospectus Supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Securities offered thereby and any other matters required

2

thereby and will comply with applicable law; (iii) the definitive terms of the issuance and sale of each class or series of Securities will have been duly authorized by all necessary corporate action of the Company, including, without limitation, authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and, if necessary, the Company’s shareholders, in conformity with the applicable Organizational Documents, as in effect at such time, and applicable law (including (A) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (B) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 6 below shall have been duly completed and shall remain in full force and effect); (iv) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Company’s Certificate of Incorporation; (v) a rights agreement (“Rights Agreement”) relating to the Rights will be duly authorized, executed and delivered by the parties thereto, and each person signing the Rights Agreement will have the legal capacity and authority to do so; (vi) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable Prospectus Supplement; and (vii) there has not occurred any change in law or further action by the Company’s Board of Directors, in any case affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
With respect to shares of Common Stock registered pursuant to the Registration Statement, when the issuance of such shares has been duly authorized by all necessary corporate action of the Company and certificates representing such shares of Common Stock have been duly executed, issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors for the consideration provided for therein (which consideration, on a per share basis, is not less than the par value of the Common Stock), or (ii) upon exercise or conversion of any Convertible Security (which was validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms), in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such exercise or conversion as approved by the Company’s Board of Directors, and for any additional consideration specified therein (which consideration (including any consideration paid for such Convertible Security), on a per share basis, is not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL (as defined below).

3

2.
With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when the issuance and terms of such series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such series of Preferred Stock conforming to the Company’s Certificate of Incorporation and Company’s Bylaws and the DGCL (as defined below) (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, has been duly authorized by appropriate corporate action of the Company’s Board of Directors and, if required, the stockholders of the Company, and certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors, or upon the exercise of warrants to purchase shares of such series of Preferred Stock, upon payment of the consideration provided for therein (which consideration, on a per share basis, is not less than the par value of such series of Preferred Stock) or (ii) upon exercise or conversion of any Convertible Security (which was validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms), in accordance with the terms of such Convertible Security providing for such exercise or conversion as approved by the Company’s Board of Directors, for the consideration approved by the Company’s Board of Directors, and for any additional consideration specified therein (which consideration (including any consideration paid for such Convertible Security), on a per share basis, is not less than the par value of such series of Preferred Stock), then such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL (as defined below).
3.
With respect to any Debt Securities, when the Applicable Indenture, if any, has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture, if any, and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture, if any, and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
4.
With respect to any Warrants registered pursuant to the Registration Statement, when a warrant agreement relating to such Warrants (the “Warrant Agreement”) has been duly authorized by all necessary corporate action of the Company and executed and delivered by the Company and each other party thereto, the terms of the Warrants have been duly established in accordance with the Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, delivered and issued against payment therefor in accordance with the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), then such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4

5.
With respect to any Rights registered pursuant to the Registration Statement, when a rights agreement relating to such Rights (the “Rights Agreement”) has been duly authorized by all necessary corporate action of the Company and executed and delivered by the Company and each other party thereto, the specific terms of the Rights have been duly established in accordance with the Rights Agreement and authorized by all necessary corporate action of the Company, a rights agent has been appointed by the Company, and the Rights or certificates representing the Rights have been duly executed, authenticated, registered, issued and delivered against payment therefor in accordance with the Rights Agreement and the applicable definitive purchase, underwriting or similar agreement (assuming the securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance by all necessary corporate action), then such Rights will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
6.
With respect to any Units registered pursuant to the Registration Statement, when a unit agreement relating to the Units (the “Unit Agreement”) has been authorized by all necessary corporate action of the Company and duly executed and delivered by the Company and each other party thereto, the specific terms of the Units have been duly established in accordance with the Unit Agreement and authorized by all necessary corporate action of the Company, and certificates representing the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Unit Agreement, the applicable definitive purchase, underwriting or similar agreement and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), then such Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any debt securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a

5

claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Warrants, Debt Securities, Rights and Units and the Warrant Agreements, the Applicable Indenture (if applicable), Rights Agreements and Unit Agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of California, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

The opinions expressed herein are limited to (i) the General Corporation Law of the State of Delaware (the “DGCL”), (ii) with respect to the opinions set forth in paragraphs 3 through 6 above, the internal laws of the State of California, and (iii) those Federal securities laws, rules, and regulations of the United States of America, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are normally applicable to transactions of the type contemplated by the Registration Statement (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws, rules or regulations of the United States of America, any state thereof or any other jurisdiction, other than the Applicable Laws.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

This opinion letter has been prepared and may be used by the Company as an exhibit in connection with the filing by the company of the Registration Statement with the Commission. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

6

Very truly yours,

/s/ PROCOPIO, CORY, HARGREAVES & SAVITCH LLP

Procopio, Cory, Hargreaves & Savitch LLP

7